UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 2, 2008, SMF Energy Corporation (the “Company”) and its subsidiaries, SMF Services, Inc. and H & W Petroleum Company, entered into a Consent and Sixteenth Amendment to the September 26, 2002 Loan and Security Agreement (the “Sixteenth Amendment”) with the Company’s primary lender, Wachovia Bank, N.A. (the “Bank”), pursuant to which, among other things, the Company and the Bank amended the agreement to approve the issuance of the Company’s unsecured convertible promissory notes and to increase the interest rate to 2.75% per annum in excess of the prime rate. The Company and the Bank also agreed that the maximum aggregate principal amount the Company is allowed to receive pursuant to the issuance of the Company’s unsecured convertible promissory notes and the issuance of the Company’s additional series of preferred stock, as previously contemplated by the consent letter dated August 15, 2008, between the Bank and the Company, cannot exceed $1,500,000. A copy of the Sixteenth Amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 2, 2008, the Company sold $725,000 in debt securities (the “Offering”); which consisted of 12% unsecured convertible promissory notes maturing on September 1, 2010 (the “Notes”). The Company will use the proceeds of the Offering for working capital purposes, including the enhancement of short-term supplier credit.

The Notes are unsecured and are therefore subordinate to all other existing debt of the Company, including the Company’s Senior Secured Convertible Promissory Notes issued on August 15, 2007 and any amounts owed now or in the future to the Company’s primary lender Wachovia Bank, N.A. As required by the terms of the Sixteenth Amendment, each of the investors entered into a subordination agreement with the Company and the Bank, whereby they expressly subordinated their rights under the Notes to the Bank. The form of subordination agreement used is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Interest on the Notes will be paid semi-annually, on each March 1 and September 1, beginning March 1, 2009, until the outstanding principal balance is paid in full. The amounts due under the Notes will become due and payable immediately upon the occurrence of customary events of default. The Notes are redeemable by the Company, in whole or in part, without prepayment penalty or premium, except that, if such pre-payment is proposed to be made before the first anniversary of the issuance of the Notes, a prepayment penalty equal to 1% of the principal amount being redeemed, together with accrued but unpaid interest shall be paid.

The unpaid principal amount of the Notes and the accrued but unpaid interest thereon may be converted into shares of the Company’s common stock at $0.65 per share (the “Conversion Price”). The Conversion Price is subject to adjustment for stock dividends, stock splits and other similar recapitalization events.

In addition, each Note shall automatically be converted into shares of common stock, based on the then-effective Conversion Price, (A) if the closing price of the common stock is equal to or greater than two times the Conversion Price then in effect (the “Automatic Conversion Price”), for a period of twenty (20) consecutive business days, or (B) at any time upon the affirmative election of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the principal amount of the then outstanding Notes, or (C) upon the earliest to occur of (x) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which (i) the per share price is at least two times the Automatic Conversion Price and (ii) the cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least ten million dollars ($10,000,000).

The Company has agreed to use reasonable commercial efforts to register the resale of the shares of common stock into which the Notes may be converted under the Securities Act of 1933, as amended. The form of Note is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

In connection with the issuance of the Notes, the Company entered into a Securities Purchase Agreement with the purchasers of the Notes, the form of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

The information provided in Item 2.03 of this Form 8-K is incorporated by reference into this Item 3.02.

The offer and sale of the Notes and the underlying shares of common stock into which the Notes may be converted are exempt from registration under the Securities Act of 1933 as a private offering to “accredited investors” under Sections 4(2) and 4(6) of the Act and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

4.1	Form of Convertible Promissory Note

10.1
Consent and Sixteenth Amendment to Loan and Security Agreement by and among SMF Energy Corporation, successor by merger to Streicher Mobile Fueling, Inc., SMF Services, Inc., H & W Petroleum Company, Inc. and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida), dated September 2, 2008

10.2	Form of Subordination Agreement

10.3	Form of Securities Purchase Agreement

99.1	Press Release of SMF Energy Corporation, dated September 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2008	SMF ENERGY CORPORATION

By: /s/ Michael S. Shoare
Michael S. Shore, Chief Financial Officer, Senior Vice President & Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Form of Convertible Promissory Note

10.1
Consent and Sixteenth Amendment to Loan and Security Agreement by and among SMF Energy Corporation, successor by merger to Streicher Mobile Fueling, Inc., SMF Services, Inc., H & W Petroleum Company, Inc. and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida), dated September 2, 2008

10.2	Form of Subordination Agreement

10.3	Form of Securities Purchase Agreement

99.1	Press Release of SMF Energy Corporation, dated September 8, 2008